                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported)         April 12, 1996
                                                   -----------------------------



                                INNOVO GROUP INC.
   -----------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



        Delaware                        0-18926                  11-2928178
- --------------------------------------------------------------------------------
State or other jurisdiction          (Commission               (IRS Employer
   of Incorporation                  File Number)            Identification No.)


   27 North Main Street, Springfield, Tennessee                   37172
  ------------------------------------------------------------------------
   (Address of principal executive offices)                     (Zip Code)


   Registrant's telephone number, including area code:    (615) 384-0100
                                                      -------------------


                                 Not Applicable
            ---------------------------------------------------------
          (Former name or former address, if changed since last report)

                                    Contents
                                    --------


                                                                          Page
                                                                          ----

Item 2:           Acquisition or Disposition of Assets.  .  .  .  .  .     3



Item 7:           Financial Statements and Exhibits.  .  .  .  .  .  .     3



Signatures.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   10

Item 2.  Acquisition or Disposition of Assets.


         On April 12, 1996, Innovo Group Inc. ("the Company") acquired 100% of the outstanding common stock of Thimble Square, Inc. ("Thimble Square") for an aggregate of $1.1 million, paid by the issuance of shares of the restricted common stock of the Company. In a concurrent transaction, Thimble Square acquired from its stockholders a plant it had previously leased from them in exchange for (a) $300,000 paid by the issuance of shares of the restricted common stock of Innovo Group, and (b) the issuance by Thimble Square of $200,000 of unsecured notes payable, without interest, on August 31, 1996 (with certain prepayments required in the event of certain refinancings or asset sales by Thimble Square). The purchase prices are subject to downward adjustment based on the results of an audit of Thimble Square's December 31, 1995 financial statements, and the appraisal of its property and equipment, which are to be completed by June 15, 1996.

                  A total of 2,745,098 shares of the Company's common stock were issued to effect the acquisition. However, at the time of the acquisition Thimble Square owned 1,080,000 shares of the Company's common stock as a result of the January, 1996 manufacturing agreement between the companies (see Note 5 of Notes to Condensed Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended February 29,
1996). As a result of the acquisition, Innovo Group reacquired, and retired, those shares, and the net increase in the number of shares of Innovo Group common stock outstanding was 1,665,098 shares.

                  Thimble Square manufactures and markets ladies' ready-to-wear at-home, sleep and lounge wear from plants in Pembroke and Baxley, Georgia. Its products are sold to mail order companies, retailers and through mail order distribution. Thimble Square also provides "sew-only" manufacturing for other distributors of private-label sleep and lounge wear; in those instances, the customer provides the raw materials, and Thimble Square manufactures the products to the distributor's specifications. Thimble Square's sales for its fiscal year ended December 31, 1995 were approximately $3 million.


Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements for Business Acquired.

         It is not practicable to file the audited, pre-acquisition financial statements of Thimble Square at the date this report is being filed. The required financial statements of Thimble Square will be filed, by an amendment to this report, when the audit thereof has been completed, but not later than 60 days from the date of the filing of this report.

         (b)  Pro forma financial information

         Introduction

         The accompanying unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect on the Company's historical financial position and results of operations of the consummation of the acquisition of Thimble Square. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition had been consummated on February 29, 1996. The unaudited pro forma condensed consolidated statement of operations has been prepared as if the acquisition had been consummated on November 1, 1994. The following pro forma financial information has been prepared using Thimble Square's unaudited financial statements as of and for the year ended December 31, 1995, and reflects management's current estimate of the allocation of the purchase price, the actual allocation of which may differ based on the results of the audit and appraisals discussed above. The Company intends to include pro forma financial information, revised to the extent necessary, at such time as this report is amended to include the historical pre-acquisition financial statements of Thimble Square.

         The accompanying unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the Company's future financial position or results of operations. Among other things, the unaudited pro forma condensed consolidated statement of operations reflects adjustments only for (i) the effects of certain employment contracts with certain key employees of Thimble Square and (ii) the increase in depreciation and amortization resulting from recording Thimble Square's assets at fair value. Not reflected in the pro forma results of continuing operations are additional cost savings that the Company believes can be achieved through changes to Thimble Square's manufacturing operations, and through the use of Thimble Square's facilities to manufacture Innovo's products during periods of peak production. Additionally, the Company plans to use Innovo's existing marketing and sales functions to market Thimble Square's products through the Company's existing network of marketing organizations and sales representatives, and to the mass merchant customers with which the Company has existing relationships. Thimble Square previously has not made significant use of outside sales representatives, or had significant sales to Innovo's customers, and has instead relied principally on the marketing and sales efforts of its own personnel. While there can be no assurance, the Company believes that these new marketing and sales efforts could, over time, generate increases in Thimble Square's sales.

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

                                                 Innovo Group Inc.
                                  Pro Forma Condensed Consolidated Balance Sheet
                                                 February 29, 1996
                                                    (unaudited)
                                                      (000's)

                                                     Innovo       Thimble       Pro Forma         Pro
                                                     Group        Square       Adjustments        Forma
                                                     -----        ------       -----------        -----
ASSETS
- ------
Current
  Cash and cash equivalents                        $    38       $     -                       $    38
  Accounts receivable                                1,354            27                         1,381
  Inventories                                        1,242           420                         1,662
  Prepaid expenses                                     482            40          (40) [B]         482
                                                    ------        ------                        ------
         Total current assets                        3,116           487                         3,563

Property and equipment, net                          3,556           515        1,385  [B]       5,456

Other Assets                                           830           424         (400) [A]         774
                                                                                  471  [B]
                                                                                 (551) [C]
                                                    ------        ------                        ------
                                                   $ 7,502       $ 1,426                       $ 9,793
                                                    ======        ======                        ======

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Current liabilities
  Notes payable                                    $ 1,410       $    94          200  [B]     $ 1,704
  Subordinated notes payable                           185             -                           185
  Current maturities of long-term debt                 168            65                           233
  Accounts payable                                     853           175                         1,028
  Accrued expenses                                   1,258           138          135  [B]       1,531
  Deferred revenue                                       -           400         (400) [A]           -
                                                  --------        ------                      --------
         Total current liabilities                   3,874           872                         4,681
Long-term debt                                       2,154           571                         2,725
Other                                                    -            64                            64
                                                  --------        ------                        ------
         Total liabilities                           6,028         1,507                         7,470
                                                    ------        ------                        ------
Class 3 Trust                                          236             -                           236
                                                    ------       -------                        ------
Stockholders' equity
   Common stock                                         85             -           27  [B]         101
                                                                                  (11) [C]
   Stock subscription                                  118             -                           118
   Additional paid in capital                       21,174             -        1,373  [B]      22,007
                                                                                 (540) [C]
   Deficit                                         (17,713)            -                       (17,713)
   Treasury stock                                   (2,426)            -                        (2,426)
   Net assets of Thimble Square                          -           (81)          81  [B]           -
                                                  --------        ------                       -------
         Total stockholders' equity                  1,238           (81)                        2,087
                                                    ------        ------                        ------
                                                   $ 7,502       $ 1,426                       $ 9,793
                                                    ======        ======                        ======

See notes to pro forma condensed consolidated financial statements

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

                                                 Innovo Group Inc.
                                         Pro Forma Condensed Consolidated
                                        Statement of Continuing Operations
                                            Year Ended October 31, 1995
                                                    (unaudited)
                                     (000's except for per share information)



                                                     Innovo       Thimble       Pro Forma         Pro
                                                     Group        Square       Adjustments        Forma
                                                     -----        ------       -----------        -----

Net sales                                          $ 5,276       $ 3,051                       $ 8,327
Cost of sales                                        3,808         2,567          (82) [D]       6,293
                                                    ------        ------                        ------

Gross profit                                         1,468           484                         2,034
Operating expenses
  Selling, general and administrative                2,728           597          (75) [D]       3,250
  Depreciation and amortization                        406            23           97  [E]         526
                                                    ------        ------                        ------
  Income (loss) from operations                     (1,666)         (136)                       (1,742)
Interest expense                                      (511)         (133)                         (644)
Other income                                         2,110             9                         2,119
                                                    ------       -------                        ------

Income (loss) from continuing operations           $   (67)      $  (260)                      $  (267)
                                                    ======        ======                        ======
Income (loss) from
   continuing operations per share                 $  (.03)                                    $  (.05)
                                                    ======                                      ======

Weighted average shares outstanding                  2,616                                       5,361
                                                    ======                                      ======


See notes to pro forma condensed consolidated financial statements

                                Innovo Group Inc.
                          Notes to Pro Forma Condensed
                        Consolidated Financial Statements
                                   (unaudited)

Note 1 - Basis of Presentation

         Reference is made to the "Introduction" at page 4.

         The Thimble Square financial statements as of and for the year ended December 31, 1995 include the effect of adjustments recorded to reflect (i) Thimble Square's January, 1996 receipt of 1.2 million shares of Innovo Group common stock upon the execution of a manufacturing agreement between the companies and (ii) the settlement, subsequent to December 31, 1995, of certain amounts due from stockholders.

Note 2 - Pro Forma Adjustments

         The pro forma adjustments to the condensed consolidated balance sheet are as follows:

         [A]      To eliminate  the  intercompany  balances (a prepaid  asset of
                  Innovo  Group,   and  deferred   revenue  of  Thimble  Square)
                  resulting from the January, 1996 manufacturing agreement.

         [B] To reflect the acquisition of Thimble Square and the allocation of the purchase price on the basis of the fair values of the assets acquired and the liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of Thimble Square are as follows:

                                                                        (000's)
                                                                        -------

                  Components of purchase price
                    Innovo Group common stock                          $ 1,400
                    Thimble Square notes payable                           200
                    Acquisition costs                                      135
                                                                        ------
                                                                       $ 1,735
                                                                        ======
                  Allocation of purchase price
                    Net assets of Thimble Square                       $   (81)
                    Decrease prepaid expenses to fair value                (40)
                    Increase in property and equipment to
                     fair value                                          1,385
                    Increase (decrease) in other assets to
                     fair value
                      Innovo Group common stock                  227
                      Other assets                               (40)
                      Goodwill                                   284
                                                               -----
                                                                 471       471
                                                                        ------
                                                                       $ 1,735
                                                                       =======

                          Notes to Pro Forma Condensed
                  Consolidated Financial Statements - concluded
                                   (unaudited)

Note 2 - Pro Forma Adjustments (concluded)

         [C] To reflect the Innovo Group common stock owned by Thimble Square as a reduction of consolidated stockholders' equity (reflected as a reduction of common stock and paid in capital because the shares will be transferred to Innovo Group and retired).

         The pro forma adjustments to the condensed consolidated statement of continuing operations are as follows:

         [D] To adjust costs and expenses to reflect certain compensation and fringe benefit arrangements that will become effective upon the completion of the acquisition.

         [E]      To  adjust   depreciation  and  amortization  to  reflect  the
                  adjusted bases of Thimble Square's assets.

         (c)  Exhibits.

         The following exhibits are filed herewith:


 Exhibit
 Number                             Description
 ------    --------------------------------------------------------------------


  10.1    Merger Agreement dated April 12, 1996 by and among Innovo Group
           Inc. and TS Acquisition, Inc. and Thimble Square, Inc. and the Stock-holders of Thimble Square, Inc.

  10.2 Property Acquisition Agreement dated April 12, 1996 by and among Innovo Group Inc., TS Acquisition, Inc. and Philip Schwartz and Lee Schwartz

  21      Subsidiaries of the registrant




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                INNOVO GROUP INC.
                                                (Registrant)



Date:  April 29, 1996                           By:/s/ Patricia Anderson-Lasko
                                                   ---------------------------
                                                     Patricia Anderson-Lasko
                                                     Chairman/President/CEO





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